UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-15789	22-3499261
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

500 Craig Road, Suite 201, Manalapan, New Jersey 07726
(Address of principal executive offices)

(732) 866-0300
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 -	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported in the Report on Form 10-Q of Stratus Services Group, Inc. (the “Company” or “Stratus”) for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on August 17, 2005, on August 11, 2005, the Company and Capital Temp Funds (the “Lender”) entered into an Amended and Restated Forbearance Agreement (the “Amended Forbearance Agreement”) whereby the Lender had again agreed to forbear from accelerating obligations and/or enforcing existing defaults under its loan and security agreement with the Company until August 26, 2005.

In addition, in connection with the Company and the Lender entering into the Amended Forbearance Agreement, the Company, the Lender and ALS, LLC (“ALS”) also entered into a forbearance agreement, whereby ALS agreed to forbear, through August 25, 2005, from enforcing payment defaults under the Outsourcing Agreement between the Company and ALS, subject to certain conditions (the “ALS Forbearance Agreement”).

Since August 25, 2005, the Company, the Lender and ALS have entered into several additional extensions of the Amended Forbearance Agreement and the ALS Forbearance Agreement. As previously reported, on November 3, 2005, the Lender extended the Amended Forbearance Agreement for a two week period which expired on November 18, 2005. The continuation of such forbearance was conditioned upon, among other things, the Company and ALS entering into, by November 11, 2005, a binding agreement providing for a sale to ALS of the assets of the Company’s offices in Southern California, the Phoenix region and its Dallas Morning News account. The Company and ALS entered into such an agreement on November 3, 2005. The Lender subsequently extended the Amended Forbearance Agreement on two occasions. As a condition to obtaining a extension granted on December 1, 2005 , the Company was required to represent that it had closed the sale of assets to ALS and to authorize the Lender to charge its loan account with an additional forbearance fee of $125,000, $50,000 of which was rebated to the Company as a result of the Company closing certain of the asset sale transactions described below in Item 2.01 of this report. In addition, the Company was required to acknowledge and agree that any loans and advances made by the Lender during the extension period would be the last requested advances under the loan and security agreement. The final extension of the Amended Forbearance Agreement expired on December 21, 2005.

The Company’s obligations under its Outsourcing Agreement were satisfied in connection with its sale of assets to ALS which is described in Item 2.01 below.

SECTION 2 -	FINANCIAL INFORMATION

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

    As a result of (i) the conditions imposed by the Lender in connection with its grant of extensions of the Amended Forbearance Agreement and (ii) the Lender’s refusal to grant additional extensions of the Amended Forbearance Agreement or advance additional funds to the Company as described in Item 1.01 of this report, the Company has completed a series of asset sale transactions that are described below (the “Asset Sales”). These transactions were completed with a view toward avoiding a foreclosure action by the Lender and maximizing the Company’s prospects of reducing its indebtedness to creditors, including the Lender, and the possibility of preserving value for the Company’s shareholders. Management believes that if a foreclosure sale were to take place, few, if any, funds would be available after the satisfaction of the Company’s indebtedness to the Lender, which was approximately $8,300,000 as of December 1, 2005. In light of the exigent circumstances surrounding the asset sales, formal corporate procedures typically required in connection with these types of transactions were not adhered to; however, the Company was advised by a significant shareholder that it supported the Asset Sales. As a result of the Asset Sales, the

Company is not conducting active staffing operations for any clients and is not currently operating any branch offices; however, inasmuch as the amount of the Company’s receivables as of December 1, 2005 exceeded the Company’s indebtedness to the Lender, the Company believes that proceeds from the collection of receivables will be available to satisfy other creditors after the Company’s obligations to the Lender have been satisfied. In addition, certain of the Asset Sales have been made to creditors of the Company and have resulted in the reduction or assumption of $5,435,000 aggregate amount of indebtedness owed to these creditors. Further, the Company expects to receive certain “earn out payments” from certain purchasers of the assets which will be based upon a percentage of the sales derived from the offices of the Company that were the subject of certain of the sales. As a result, the Company’s management believes that the Asset Sales were in the best interests of the Company’s creditors and shareholders.

    As a result of the Asset sales, the Company plans to focus on the expansion of its information technology staffing solutions business, which it conducts through its 50% owned joint venture, Stratus Technology Services, LLC.

A.	Sale of Assets to ALS, LLC

    On December 2, 2005, the Company completed the sale, effective as of November 21, 2005 (the “ALS Effective Date”), of substantially all of the tangible and intangible assets, excluding accounts receivable, of several of its offices located in the Western half of the United States (the “ALS Purchased Assets”) to ALS. The offices sold were the following: Chino, California; Colton, California; Los Nietos, California; Ontario, California; Santa Fe Springs, California and the Phoenix, Arizona branches and the Dallas Morning News Account (the “Western Offices”). Pursuant to the terms of an Asset Purchase Agreement between the Company and ALS dated December 2, 2005 (the “ALS Asset Purchase Agreement”), the purchase price for the ALS Purchased Assets is payable as follows:

•	$250,000 is payable over the 60 days following December 2, 2005 for the documented cash flow requirements of the Company, all of which is payable at a rate no faster than $125,000 per 30 days;
•	$1,000,000 paid by ALS will be paid directly to certain taxing authorities to reduce the Company’s tax obligations; and
•	$3,537,000 which was paid by means of the cancellation of all net indebtedness owed by the Company to ALS outstanding as of the close of business on December 2, 2005.

In addition to the foregoing amounts, ALS also assumed the Company’s obligation to pay $798,626 due under a certain promissory note issued by the Company to Provisional Employment Solutions, Inc. As a result of the sale of the ALS Purchased Assets to ALS, all sums due and owing to ALS by Stratus were deemed paid in full and no further obligations remain.

In connection with the transaction, each of the Company and ALS entered into Non-Compete and Non-Solicitation Agreements pursuant to which the Company agreed not to compete with ALS with the customers of and in the geographic area of the Western Offices, and ALS agreed not to compete with the Company with respect to certain customers and accounts, including, accounts serviced by the Company’ remaining offices, for a period of two (2) years.

The son of the Company’s President and Chief Executive Officer is a 50% owner of ALS.

    The above description of the ALS Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as an exhibit to this Form 8-K.

B.	Sale of Assets to Accountabilities, Inc.

    On December 5, 2005, the Company completed the sale, effective as of November 28, 2005 (the “AI Effective Date”), of substantially all of the tangible and intangible assets, excluding accounts receivable and other certain items, as described below, of three of its California offices (the “AI Purchased Assets”) to Accountabilities, Inc. (“AI”) The offices sold were the following: Culver City, California; Lawndale, California and Orange, California (the “Other California Offices”). Pursuant to the terms of an Asset Purchase Agreement between the Company and AI dated December 5, 2005 (the “AI Asset Purchase Agreement”), AI has agreed to pay to the Company an amount equal to two percent (2%) of the sales of the Other California Offices for the first twelve month period after the AI Effective Date; one percent (1%) of the sales of the Other California Offices for the second twelve month period after the AI Effective Date; and one percent (1%) of the sales of the Other California Offices for the third twelve month period from the AI Effective Date. In addition, a Demand Subordinated Promissory Note between the Company and AI dated September 15, 2005 which had an outstanding principal balance of $125,000 at the time of closing was deemed paid and marked canceled.

    Certain assets held by the Other California Offices were excluded from the sale, including cash and cash equivalents, accounts receivable, and the Company’s rights to receive payments from any source.

    In connection with the transaction, each of the Company and AI entered into Non-Compete and Non-Solicitation Agreements pursuant to which the Company agreed not to compete with AI with the customers of and in the geographic area of the Other California Offices, and AI agreed not to compete with Stratus with respect to certain customers and accounts, including, accounts serviced by Stratus’ remaining offices, for a period of three (3) years.

    The above descriptions of the AI Asset Purchase Agreement and the Non-Competition and Non-Solicitation Agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits to this Form 8-K.

C.	Sale of Assets to Source One Personnel, Inc.

    On December 7, 2005, the Company completed the sale, effective as of November 28, 2005 (the “SOP Effective Date”), of substantially all of the tangible and intangible assets, excluding accounts receivable and other assets as described below, of several of its Northeastern offices (the “SOP Purchased Assets”) to Source One Personnel, Inc. (“SOP”). The offices sold were the following: Cherry Hill, New Jersey; New Brunswick, New Jersey; Mount Royal/Paulsboro, New Jersey (soon to be Woodbury Heights, New Jersey); Pennsauken, New Jersey; Norristown, Pennsylvania; Fairless Hills, Pennsylvania; New Castle Delaware and the former Freehold, New Jersey profit center (the “NJ/PA/DE Offices”). The assets of Deer Park, New York, Leominster, Massachusetts, Lowell, Massachusetts and Athol, Massachusetts (the “Earn Out Offices”) were also purchased (collectively the “NJ/PA/DE Offices” and the “Earn Out Offices” shall be referred to as the “Purchased Offices”). In addition to the foregoing, the SOP Purchased Assets also include substantially all of the tangible and intangible assets, excluding accounts receivable and other assets as described below, used by the Company in the operation of its business at certain facilities of certain customers including the following: the Setco facility in Cranbury New Jersey, the Record facility in Hackensack, New Jersey, the UPS-MI (formerly RMX) facility in Long Island, New York, the UPS-MI (formerly RMX) facility in the State of Connecticut, the UPS-MI (formerly RMX) facility in the State of

 Ohio, the APX facility in Clifton, New Jersey (the “Earn Out On-Site Business”) and the Burlington Coat Factory in Burlington, New Jersey, the Burlington Coat Factory facility in Edgewater Park, New Jersey and the UPS-MI (formerly RMX) facility in Paulsboro, New Jersey (the foregoing business and the “Earn-Out On-Site Businesses” shall be referred to herein collectively as the “On-Site Businesses”). Pursuant to the SOP Asset Purchase Agreement between the Company and SOP dated December 7, 2005 (the “SOP Asset Purchase Agreement”), the purchase price for the SOP Purchased Assets was payable as follows (the “SOP Purchase Price”):

•
An aggregate of $974,031 of indebtedness owed by the Company to SOP (i) under certain promissory notes previously issued by the Company to SOP and (ii) in connection with a put right previously exercised by SOP with respect to 400,000 shares of the Company’s common stock was cancelled.

•	SOP is required to make the following earn out payments to the Company during the three year period commencing on the SOP Effective Date (the “Earn Out Period”):

•	Two percent (2%) of sales (excluding taxes on sales) from the Earn Out Offices and the Earn Out On-Site Businesses for the initial twelve months of the Earn Out Period.
•	One percent (1%) of sales (excluding taxes on sales) from the Earn Out Offices and the Earn Out On-Site Businesses for the second twelve months of the Earn Out Period.
•	One percent (1%) of sales (excluding taxes on sales) from the Earn Out Offices and the Earn Out On-Site Businesses for the third twelve months of the Earn Out Period.

    Certain assets held by the Purchased Businesses were excluded from the sale, including cash and cash equivalents, accounts receivable, and the Company’s rights to receive payments from any source.

    In connection with the transaction, Stratus and SOP entered into Non-Compete and Non-Solicitation Agreements pursuant to which Stratus agreed not to compete with SOP with respect to the business acquired from it by SOP for a period of two years.

    The above description of the SOP Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as an exhibit to this Form 8-K.

D.	Sale of Assets to Tri-State Employment Services, Inc.

    On December 7, 2005 (the “Closing Date”), the Company completed the sale of substantially all of the tangible and intangible assets, excluding cash and cash equivalents, of two of its California branch offices (the “TES Purchased Assets”) to Tri-State Employment Service, Inc. (“TES”). The offices sold were the following: Bellflower, California and West Covina, California (the “California Branch Offices”). Pursuant to the terms of an Asset Purchase Agreement between the Registrant and TES dated December 7, 2005 (the “TES Asset Purchase Agreement”), TES has agreed to pay to the Company as follows:

•	two percent (2%) of sales of the California Branch Offices to existing clients for the first twelve month period after the Closing Date;
•	one percent (1%) of sales of the California Branch Offices to existing clients for the second twelve month period after the Closing Date; and

•	one percent (1%) of sales of the California Branch Offices to existing clients for the third twelve month period after the Closing Date.

    For purposes of calculating the amount owed by TES to the Company, in no event shall the aggregate annual sales to such clients exceed $25,000,000. In addition, on or before April 15, 2006, the Company will be required to prepare a reconciliation reflecting collections from accounts receivable including in the TES Purchased Assets. To the extent collections from such accounts receivable are less than invoice sales, TES is entitled to offset against future payments to the Company an amount equal to two percent (2%) of the amount of such shortfall. If after April 15, 2006 TES collects any amounts reflected on its reconciliation as being uncollected, TES will remit to the Company two percent (2%) of such additional collections.

    On the Closing Date, TES made a payment of $1,972,521 to the Company’s Lender and acquired the Lender’s rights to certain of the Company’s accounts receivable that collateralize the Company’s obligation to the Lender. As a result of this transaction, the Company’s obligations to the Lender were reduced by $1,972,521.  The Company is required to reimburse TES by April 15, 2006 for certain costs and fees, including interest, incurred by TES in connection with its transaction with the Lender.  The Company does not anticipate that such costs will be significant.

    In connection with the transaction, each of Stratus and TES entered into Non-Compete and Non-Solicitation Agreements pursuant to which Stratus agreed not to compete with TES with the customers of and in the geographic area of the California Branch Offices, and TES agreed not to compete with Stratus with respect to certain customers and accounts, including, accounts serviced by Stratus’ remaining offices, for a period of three (3) years.

    The above description of the TES Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as an exhibit to this Form 8-K.

SECTION 5 -	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

    Each of Don Feidt, Michael J. Rutkin and Sanford Feld resigned his position as a member of the Company’s board of directors effective November, 30, 2005. Mr. Feld provided verbal notice of his resignation. The correspondence from Messrs. Feidt and Rutkin announcing such resignations did not set forth a reason for the directors tendering their resignation. A copy of the correspondence announcing the resignation of Messrs. Feidt and Rutkin is attached as an exhibit to this Form 8-K.

SECTION 8 -	OTHER EVENTS

ITEM 8.01.	OTHER EVENTS

    As previously reported, in June 2005 the Company notified the holders of its Series I Preferred Stock of its election to extend (the “Extension”) the date by which it is required to redeem the Series I Preferred Stock to the two year anniversary date (August 5, 2006) of its original issuance (August 5, 2004). As a result of the extension, the Company was required to pay all dividends accruing on the Series I Preferred Stock after August 5, 2005 in cash on the last date of each calendar quarter, and pay an additional $217,750 to the holders of the Series I Preferred Stock in the form of shares of Common Stock valued at the market price of the stock on August 5, 2005 (the “Market Price”). The Company also required to pay an advisory fee to an advisor of the holder of the Series I Preferred Stock, PIP Management, Inc. in an amount equal to $217,750, $174,200 of which was payable in cash and the remaining $43,550 of which was payable in the form of shares of Common Stock (valued at the Market Price) by no later than September 4, 2005.

    Pinnacle Investment Partners, L.P., the holder of 21,122 of the 21,734 shares of Series I Preferred Stock outstanding, has notified that the Company that the Company is in default of its obligations to pay $30,000 of the cash portion of the advisory fee previously due and the $40,091 of dividends on the Series I Preferred Stock that were due on September 30, 2005.

    The Company permitted Pinnacle to convert 41 shares of Preferred Stock into 840,000 shares of Common Stock in October 2005 as a result of the payment defaults which existed under the terms of the Series I Preferred Stock. The nephew of the Company’s Chief Executive Officer and President is affiliated with Pinnacle, and the Company believes that PIP Management, Inc., which has been designated as the advisor to the holders of the Series I Preferred Stock, is also affiliated with Pinnacle.

    Certain information included in this Report on Form 8-K and other Registrant filings (collectively, the “SEC filings”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are matters relating to conditions facing the staffing industry generally, the absence of any significant business operations, continued operating losses and their effect on liquidity, the continued cooperation of the Registrant’s creditors, and the risks described in the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

SECTION 9 -	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED - Not applicable

(b) PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required by this Item 9.01 is located on pages F-1 through F-4 of    this Report as indicated in the index set forth below.

Page
(1)	Introductory Note	F-1

(2)	Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2005	F-2

(3)	Unaudited Pro Forma Condensed Statement of Operations for the Year Ended
	September 30, 2004	F-3

(4)	Unaudited Pro Forma Condensed Statement of Operations for the Nine
	Months Ended June 30, 2005	F-4

(c) EXHIBITS.

Exhibit

2.16	Asset Purchase Agreement dated as of December 2, 2005 between Stratus Services Group, Inc. and ALS, LLC.

2.17	Asset Purchase Agreement dated as of December 5, 2005 between Stratus Services Group, Inc. and Accountabilities, Inc.

2.18	Asset Purchase Agreement dated as of December 7, 2005 between Stratus Services Group, Inc. and Source One Personnel, Inc.

2.19	Asset Purchase Agreement dated as of December 7, 2005 between Stratus Services Group, Inc. and Tri-State Employment Service, Inc.

17.01	Letter of resignation of Don Feidt from the Company’s Board of Directors.

17.02	Letter of resignation of Michael J. Rutkin from the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: December 23, 2005	By:	/s/ Joseph J. Raymond

Title: President & CEO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

Effective November 21, 2005 and November 28, 2005, the Company completed a series of asset sales transactions (“Sales Transactions”) in which all of the Company’s branch offices were sold. The following unaudited pro forma condensed consolidated financial information gives effect to the Sales Transactions as if such transactions occurred on June 30, 2005 for balance sheet data and October 1, 2004 for statement of operations data.

The proforma financial information is not necessarily indicative of the actual results of operations or financial position that would have occurred had the sale occurred on the assumed dates nor do they represent any indication of future performance. The pro forma financial information should be read in conjunction with our audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and quarterly report on Form 10-Q for the nine months ended June 30, 2005.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2005

	Adjustments		Impact of
	Historical	Through Dates	Sales
Assets	(Unaudited)	of Sales (1)	Transactions	Pro Forma
Current assets
Cash	$34,280	$—	$—	$34,780
Accounts receivable	12,940,023	—	(1,972,521)	10,967,502
Unbilled receivables	1,847,559	—	—	1,847,559
Notes receivable (current portion)	42,852	—	—	42,852
Prepaid insurance	1,042,985	—	—	1,042,985
Prepaid expenses and other current assets	372,841	—	—	372,841
Due from related party	—		1,250,000	1,250,000
	16,280,540	—	(722,521)	15,558,019

Notes receivable (net of current portion)	52,916	—	—	52,916
Property and equipment, net of accumulated
depreciation	497,870	—	(305,251)	192,619
Intangible assets, net of accumulated amortization	752,036	(62,854)	(689,182)	—
Goodwill	5,816,353	(3,263,272)	(2,553,081)	—
Other assets	153,381	—	—	153,381
	$23,553,096	$(3,326,126)	$(4,270,035)	$15,956,935

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities
Loans payable (current portion)	$112,090	$—	$—	$112,090
Loans payable - related parties (current portion)	111,489	—	—	111,489
Notes payable - acquisitions (current portion)	559,095	125,000	(505,610)	178,485
Line of credit	9,929,677	—	(1,972,521)	7,957,156
Cash overdraft	20,348	—	—	20,348
Insurance obligation payable	170,704	—	—	170,704
Accounts payable and accrued expenses	4,827,453	(744,718)	(57,362)	4,025,373
Accounts payable - related parties	2,917,133	619,718	(3,536,851)	—
Accrued payroll and taxes	295,913	—	—	295,913
Payroll taxes payable	3,573,399	—	—	3,573,399
Series A redemption payable	300,000	—	—	300,000
Put options liability	650,000	—	(650,000)	—
Series I convertible preferred stock	2,412,968	—	—	2,412,968
	25,880,269	—	(6,722,344)	19,157,925

Notes payable - acquisitions (net of current portion)	1,220,770	—	(684,685)	536,085
Payroll taxes payable	661,546	—	—	661,546
Convertible debt	40,000	—	—	40,000
	27,802,585	—	(7,407,029)	20,395,556

Stockholders’ equity (deficiency)	(4,249,489)	(3,326,126)	3,136,994	(4,438,621)
	$23,553,096	$(3,326,126)	$(4,270,035)	$15,956,935
Notes:
(1) Includes $3,263,272 write down for goodwill impairment subsequent to June 30, 2005.

THE PROFORMA FINANCIAL INFORMATION SET FORTH ABOVE WAS PREPARED IN ACCORDANCE WITH THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT INTENDED TO REFLECT A PROJECTION OF FUTURE RESULTS SUBSEQUENT TO THE CLOSING OF THE SALE TRANSACTIONS.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended June 30, 2005

	Stratus Services	Impact
	Group, Inc.	of Sale
	Group	Transactions	Pro Forma (1)

Revenues	$83,270,261	$79,909,298	$3,360,963

Cost of revenues	71,676,550	69,243,299	2,433,251

Gross Profit	11,593,711	10,665,999	927,712

Selling, general and administrative expenses	12,231,687	10,731,687	1,500,000 (2)

Other charges	416,345	416,345	—

Operating (loss) from continuing operations	(1,054,321)	(482,003)	(572,288)

Interest expense	(1,262,503)	(762,709)	(499,794)

Other income (expense)	(46,810)	—	(46,810)

Net (loss) from continuing operations	(2,363,634)	(1,244,742)	(1,118,892)

Dividends on preferred stock	(31,500)	—	(31,500)

Net (loss) from continuing operations attributable
to common stockholders	$(2,395,134)	$(1,244,742)	$(1,150,392)

Net (loss) per share from continuing operations
attributable to common stockholders (basic and diluted)	$(.14)		$(.07)

Weighted average shares outstanding (basic and diluted)	16,905,693		16,905,693

Notes:
(1) Excludes impact of future contingent earnout payments that may be received.
(2) The Company estimates that the selling, general and administrative expense level for the ongoing business will be approximately $2.0 million per annum.

THE PROFORMA FINANCIAL INFORMATION SET FORTH ABOVE WAS PREPARED IN ACCORDANCE WITH THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT INTENDED TO REFLECT A PROJECTION OF FUTURE RESULTS SUBSEQUENT TO THE CLOSING OF THE SALE TRANSACTIONS.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended September 30, 2004

	Stratus Services	Impact of sale	Impact of
	Group, Inc.	of Northern CA	Sales
	Group	Region	Transactions	Pro Forma (1)

Revenues	$110,499,451	$106,055,889	$97,584,504	$4,443,562

Cost of revenues	97,134,025	7,465,466	86,464,434	3,204,125

Gross Profit	13,365,426	1,005,919	11,120,070	1,239,437

Selling, general and administrative expenses	14,020,338	724,201	11,296,137	2,000,000 (2)

Operating (loss) from continuing operations	(654,912)	281,718	(176,067)	(760,563)

Interest expense	(2,525,245)	(67,771)	(846,586)	(1,610,888)

Gain on redemption of Series A
redeemable preferred stock	2,087,101	—	—	2,087,101

Other income	7,108	—	—	7,108

Net (loss) from continuing operations	(1,085,948)	213,947	(1,022,653)	(277,242)

(Loss) on exchange of Series E Preferred Stock	(3,948,285)	—	—	(3,948,285)

Dividends and accretion on preferred stock	(1,365,500)	—	—	(1,365,500)

Net (loss) from continuing operations
attributable to common stockholders	$(6,399,733)	$213,947	$(1,022,653)	$(5,591,027)

Net (loss) per share from continuing operations
attributable to common stockholders
(basic and diluted)	$(.84)			$(.73)

Weighted average shares outstanding
(basic and diluted)	7,640,304			7,640,304

Notes:
(1) Excludes impact of future contingent earnout payments that may be received.
(2) The Company estimates that the selling, general and administrative expense level for the ongoing business will be approximately $2.0 million per annum.

THE PROFORMA FINANCIAL INFORMATION SET FORTH ABOVE WAS PREPARED IN ACCORDANCE WITH THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT INTENDED TO REFLECT A PROJECTION OF FUTURE RESULTS SUBSEQUENT TO THE CLOSING OF THE SALE TRANSACTIONS.